EXHIBIT I

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (File No. 2-80712) on Form S-8 of our report dated June 24, 2026, appearing in this Annual Report on Form 11-K of the Chemed/Roto-Rooter Savings and Retirement Plan for the year ended December 31, 2025.

/s/ Clark, Schaefer, Hackett & Co.

Cincinnati, Ohio

June 24, 2026